UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2008 (March 18, 2008)
Alseres Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

85 Main Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On March 18, 2008, Alseres Pharmaceuticals, Inc., a Delaware corporation (the “Company”), amended the Second Amended and Restated Convertible Promissory Note Purchase Agreement dated August 13, 2007 among the Company and purchasers listed therein, or the Purchasers, to increase the aggregate principal amount under the agreement from $25,000,000 to $30,000,000, or the Amended Agreement. In March 2008, the Company issued a convertible promissory note to Robert Gipson in the aggregate principal amount of $5,000,000 pursuant to the Amended Agreement.
          In addition, the Amended Agreement provides that the Company may incur up to an additional $5 million of indebtedness from purchasers upon the same terms and conditions pursuant to the Amended Agreement.
          All other terms of the Amended Agreement remained unchanged.
          The foregoing description of the Amended Agreement is qualified in its entirety by the full text of the Amended Agreement, a complete copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure contained in “Item 1.01 — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.
Date: March 20, 2008	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Convertible Promissory Note Purchase Agreement, by and among the Company and the purchasers listed therein, dated March 18, 2008.